UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2017

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

100 INVERNESS TERRACE E.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)
(303) 706-4000
(Registrant’s telephone number, including area code)
HUGHES SATELLITE SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

COLORADO	333-179121	45-0897865
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

100 INVERNESS TERRACE E.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 706-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2017, EchoStar Corporation (“EchoStar”) increased the size of its Board of Directors from seven to eight members and the number of independent members of its Board of Directors from three to four. To fill the resulting vacancy, William D. Wade was appointed to EchoStar's Board of Directors as an independent director effective February 7, 2017 following the recommendation of the Nominating Committee of the EchoStar Board of Directors. Mr. Wade will serve on the Audit Committee, Nominating Committee and Executive Compensation Committee of EchoStar's Board of Directors. EchoStar's Board of Directors determined that Mr. Wade meets the independence requirements of NASDAQ and SEC rules and regulations and concluded that Mr. Wade should serve as a member of the Board of Directors due to, among other things, his operational experience acquired throughout his long career within the satellite industry. Mr. Wade's compensation will be consistent with EchoStar's other non-employee directors, as described in EchoStar's proxy statement for the 2016 annual meeting of shareholders.

Mr. Wade served as the President and CEO of Asia Satellite Telecommunications Co. Ltd. (“AsiaSat”) based in Hong Kong from 2010 to November 2016 and as Deputy CEO of AsiaSat from 1994 to 2010, and is currently serving as a senior advisor to the CEO of AsiaSat through March 2017.   From 1996 to November 2016, Mr. Wade also served on the AsiaSat Board of Directors as an Executive Director serving on the Compliance Committee.  AsiaSat owns and operates an Asian-based satellite fleet providing capacity and satellite services to media and telecommunications companies across the Asia-Pacific region.   Prior to joining AsiaSat, Mr. Wade served as an executive director in charge of Pan Asian Systems with Hutchison Whampoa, a satellite and cable television equipment supplier and systems integrator.  Earlier in his career, Mr. Wade held a number of senior management positions in the United States and Singapore with EchoSphere Corporation, a subsidiary of DISH Network Corporation, and Audiotone, a manufacturer and supplier of hearing aid and test equipment.  Since 2012, Mr. Wade has also served as a director for First Western Advisors, Ltd., a private entity providing wealth management services.

Hughes Network Systems L.L.C. (“Hughes”), a subsidiary of EchoStar, has contracted with AsiaSat to use transponder capacity on one of AsiaSat's satellites. Hughes incurred expenses of approximately $1.45 million payable to AsiaSat under this agreement for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

HUGHES SATELLITE SYSTEMS CORPORATION

Date: February 8, 2017	By:	/s/ Dean A. Manson
Dean A. Manson
Executive Vice President, General Counsel and Secretary